UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2026

WABASH NATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 20, 2026, Wabash National Corporation (the “Company”) completed its previously announced private unregistered offering (the “Offering”) of $130 million in aggregate principal amount of 4.00% Convertible Senior Notes due 2032 (the “Initial Notes”). On July 16, 2026, the initial purchasers in the Offering exercised their option to purchase an additional $20 million in aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2032 (together with the Initial Notes, the “Notes”), bringing the total aggregate principal amount of the Notes to $150 million. The Notes are guaranteed (the “Guarantees”) by each of the Company’s direct and indirect subsidiaries that guarantee the Company’s 4.50% Senior Notes due 2028 (the “Guarantors”). The Notes and the Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively. The Notes and the Guarantees were issued pursuant to an Indenture, dated July 20, 2026 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable, as well as certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will bear interest at a rate of 4.00% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2027. The Notes will mature on August 1, 2032, unless earlier converted, redeemed or repurchased. Before May 1, 2032, noteholders will have the right to convert their Notes in certain circumstances and during specified periods. From and after May 1, 2032, the Notes will be convertible at the option of the noteholders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle any conversions of Notes by paying or delivering, as applicable, cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the Notes will initially be 59.7086 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $16.75 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 32.50% above the last reported sale price of the Common Stock on the New York Stock Exchange on July 15, 2026, which was $12.64 per share. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to August 6, 2029, except in the event of a Cleanup Redemption (as defined below). The Company may redeem for cash all, but not less than all, of the Notes (subject to certain limitations), at the Company’s option, on or after August 6, 2029 and on or prior to the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of Optional Redemption (as defined below), during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of optional redemption (such redemption, an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption date. In addition, the Company may redeem for cash all, but not less than all, of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Cleanup Redemption date if the amount of the Notes that remains outstanding is less than 15% of the aggregate principal amount of the Notes initially issued and certain other conditions are met (such redemption, a “Cleanup Redemption”). No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture and the form of the Notes are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes and Guarantees to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes and Guarantees to the initial purchasers. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock. Initially, a maximum of 11,867,085 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 79.1139 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On July 16, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell, or the solicitation of an offer to buy, the Notes, the Guarantees or the shares of Common Stock, if any, issuable upon conversion of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
Exhibit No.	Description

4.1	Indenture, dated as of July 20, 2026, among Wabash National Corporation, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 4.00% Convertible Senior Notes due 2032 (included in Exhibit 4.1).

99.1	Wabash National Corporation Press Release, dated July 16, 2026.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: July 20, 2026	By:	/s/ Patrick Keslin
Patrick Keslin
Senior Vice President and Chief Financial Officer